UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 18, 2007

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02                                            Results of Operation and Financial Condition.

On October 18, 2007, Penns Woods Bancorp, Inc. (“Penns Woods”) distributed a press release announcing its earnings for the period ended September 30, 2007. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2007, D. Michael Hawbaker was appointed to serve as a Class 3 director of the Board of Directors of Penns Woods with a term expiring at the annual meeting of shareholders in 2008. Mr. Hawbaker, age 40, is an Executive Vice President of Glenn O. Hawbaker, Inc., a company headquartered in State College, Pennsylvania which offers a full range of heavy construction services, asphalt production, concrete construction, utility work and heavy equipment rental. Also, Mr. Hawbaker has been appointed to the Audit Committee of the Board of Directors of Penns Woods and to the board of directors of Jersey Shore State Bank, the wholly-owned banking subsidiary of Penns Woods (the ”Bank”). Mr. Hawbaker will be compensated for services as a director on the same basis as other non-employee directors of Penns Woods and the Bank.

Item 9.01                                            Financial Statements and Exhibits.

(d)           Exhibits:

99.1         Press release, dated October 18, 2007, of Penns Woods Bancorp, Inc. announcing earnings for the period ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: October 24, 2007

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated October 18, 2007, of Penns Woods Bancorp, Inc. announcing earnings for the period ended September 30, 2007